UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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Form 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 15, 2024
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StoneX Group Inc.
(Exact name of registrant as specified in its charter)
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Delaware	000-23554	59-2921318
(State of Incorporation)	(Commission File Number)	(IRS Employer ID No.)
230 Park Ave, 10th Floor
New York, NY 10169
(Address of principal executive offices, including Zip Code)
(212) 485-3500
(Registrant’s telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act 17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.01 par value	SNEX	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02. Termination of a Material Definitive Agreement.
As previously disclosed, on March 1, 2024, StoneX Group Inc. (the “Company”) completed the issuance and sale of $550 million aggregate principal amount of 7.875% Senior Secured Notes due 2031 (the “Notes”). The Company used a portion of the proceeds from the issuance of the Notes to complete the redemption in full of the Company’s existing 8.625% Senior Secured Notes due 2025 (the “8.625% Notes”), at a redemption price equal to 100% of the outstanding aggregate principal amount of such 8.625% Notes, plus accrued and unpaid interest, up to, but not including, the redemption date of June 15, 2024, in accordance with the terms of the indenture governing such 8.625% Notes (the “8.625% Notes Indenture”). The 8.625% Notes Indenture was subsequently satisfied and discharged by the Company following the completed redemption of the 8.625% Notes.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
Exhibit No.    Description
104    Cover Page Interactive Data File (embedded within the Inline XBRL document).

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

StoneX Group Inc.
(Registrant)
June 17, 2024	/s/ WILLIAM J. DUNAWAY
(Date)	William J. Dunaway
Chief Financial Officer